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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Boston Properties, Inc. on Forms S-3 (File Numbers, 333-60219, 333-61799, 333-68379, 333-69375, 333-70765, 333-80513, 333-81355, 333-83859, 333-83861,
333-83863, 333-83867, 333-83869, 333-86585, and 333-91425) and on Forms S-8
(File Numbers 333-52845 and 333-70321) of our report dated January 26, 2000, except for Note 20, for which the date is March 1, 2000, on our audits of the consolidated financial statements of Boston Properties, Inc. as of December 31, 1999 and 1998, and for the years ended December 31, 1999 and 1998 and the period from June 23, 1997 to December 31, 1997 and our audit of the combined financial statements of the Boston Properties Predecessor Group for the period from January 1, 1997 to June 22, 1997, which is included in the Annual Report on
Form 10-K filed on March 24, 2000.


March 24, 2000